Exhibit 10.18

IRVINE RECREATION PARK GROUND LEASE

This Ground Lease (“Lease”) is made on December 3, 1993, between Irvine Recreation Park, a California limited partnership (hereinafter called “Lessor”), and Camelot Park Family Entertainment Center of Irvine, L.P., a California limited partnership, doing business as Palace Park Family Entertainment Center (hereinafter called “Lessee”).

Lessor leases to Lessee, and Lessee hires from Lessor, the premises hereinafter described.

ARTICLE I

PREMISES, TERM AND POSSESSION

Section 1.1.                                   Premises.

The premises consists of approximately seven (7) acres of commercial land, known as a portion of Parcel Nos. 1 and 4, in the City of Irvine, County of Orange, State of California, as shown on a Parcel Map filed in Book 113, Pages 8-10, inclusive, of Parcel Maps, Records of said County (“Premises”). The Premises are more particularly described and set forth in Exhibit A attached hereto and incorporated herein by this reference. The Premises include any appurtenances and improvements.

Section 1.2.                                   Term.

The term of this Lease shall commence on December 3, 1993, and expire at midnight on June 30, 2027 (34.5 years later), unless extended or sooner terminated as provided for in this Lease.

In the event that all Irvine Company consents and governmental permits necessary to commence construction of all improvements, whether to be issued by a local, state or federal governmental entity, have not been obtained by Lessee, and construction has not started by June 30, 1994, for any reason whatsoever, Lessor shall have the right; but not the obligation, to terminate this Lease by written notice to Lessee (“First Termination Option”). The First Termination Option shall lapse if not exercised by the date construction commences.

In the event that Lessee fails to complete construction of the improvements described in Exhibit “B” and to begin operation of the business on the Premises within one (1) year of the date of issuance of all necessary governmental permits and Irvine Company consents, Lessor shall have the right, but not the obligation, to terminate this Lease by written notice to Lessee (“Second Termination Option”). The Second Termination Option shall lapse if not exercised before completion of improvements and beginning of business operations.

Section 1.3.                                   Funding of Partnership.

This Lease is contingent upon Camelot Park Family Entertainment Center, Inc., a California corporation (“Camelot”), funding a limited partnership to develop and operate a family-oriented amusement park. In the event that Camelot is unable to fully fund its limited partnership, this Lease shall automatically terminate, and Lessee shall not be liable to Lessor for any of the obligations set forth in this Lease, or otherwise. Lessor/Lessee shall verify the funding of the limited partnership on or before January 31, 1994, at 5:00 p.m. If the funding is not completed by January 31, 1994, and written verification received by Lessor on or prior to that date, Lessor may terminate this Lease.

Section 1.4.                                   Possession.

Possession of the Premises shall be delivered to Lessee at the beginning of the term.

Section 1.5.                                   Delay in Commencement.

Lessor shall not be liable to Lessee if Lessor does not deliver possession of the Premises to Lessee on the scheduled commencement date. Lessor’s nondelivery of the Premises to Lessee on that date shall not affect this Lease or the obligations of Lessee under this Lease except that the commencement date shall be delayed until Lessor delivers possession of the Premises to Lessee, and the Lease term shall be extended for a period equal to the delay in delivery of possession of the Premises to Lessee, plus the number of days necessary to end the Lease term on the last day of a month. If delivery of possession of the Premises to Lessee is delayed, Lessor and Lessee shall, upon such delivery, execute an amendment to this Lease setting forth the actual commencement date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual commencement date and expiration date of the Lease.

Section 1.6.                                   Early Occupancy.

If Lessee occupies the Premises prior to the scheduled commencement date, Lessee’s occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease.

ARTICLE II

RENT

Section 2.1.                                   Rent.

Commencing on the fifteenth day of the month following the

opening of the improvements to the public for business, and thereafter for each month during the term hereof on the fifteenth day of the next succeeding month, Lessee shall pay to Lessor the following sums as rent for the Premises:

A.                      Seventeen and one-half percent (17.5%) of the Gross Revenues derived from the operation of the Premises during the month (until the gross amusement revenues from the Premises equals the sum of $3,500,000 for the current calendar year), exclusive only of the following: (1) food and beverage operations, and (2) any kind of sales tax, gross receipts tax, admissions tax, recreation tax, or similar tax, measured upon the Gross Revenues of the amusement park operations (the foregoing is hereby defined as the “Gross Amusement Revenues”);

B.                        After the Gross Amusement Revenues from the Premises equals the sum of $3,500,000 for the current calendar year, then twenty percent (20%) (rather than seventeen and one-half percent [17 ½%]) of the monthly Gross Amusement Revenues shall be paid as rent for the balance of such calendar year.

C.                        In addition thereto, Lessee shall pay to Lessor thirty-five percent (35%) See LTR to /\ to 40%—Amendment #1 of the net profit derived during the month from food and beverage operations on the Premises.

When calculating net profit derived during the month from food and beverage operations, gross income from such operations shall not be reduced by any general management expenses but shall be reduced by (i) the monthly pro rata share, based on square footage, devoted to the operations of the costs of advertising, heat, light, air conditioning, janitorial services, property taxes, insurance, (ii) all personnel costs allocable solely to the food and beverage operations, (iii) royalties or similar charges of any food and beverage franchisor, accounting services relating to the food and beverage operations and (iv) all other costs attributable solely to the food and beverage operations.

Lessee agrees to furnish or cause to be furnished to Lessor a statement of Gross Revenues of Lessee within fifteen (15) days after the close of each calendar month, and an annual statement, including a monthly breakdown of Gross Revenues, within forty-five (45) days after the close of each calendar year. Such statements shall include, among other appropriate items, Lessee’s Gross Income from Food and Beverages, and Lessee’s Gross Revenues (as the term “Gross Revenues” is defined in Article 2.5), and all deductions or exclusions therefrom used to calculate Lessee’s Gross Amusement Revenues, and Lessee’s Net Profit from Food and Beverages. Such statements shall be signed by a responsible officer of Lessee, if Lessee is a corporation, or by an authorized representative of Lessee’s General Partner, if Lessee is a limited partnership. Lessee shall keep (1) full and accurate books of account and records in accordance with Generally Accepted Accounting Principles consistently applied, including, without limitation, a sales journal, general ledger, and all bank account statements showing deposits of Gross Revenue, (2) all such cash register receipts or copies of computerized cash receipt data with regard to the Gross Revenues, credits, refunds and other pertinent transactions made from or upon the Premises (including the Gross Revenues of any subtenant, licensee, or concessionaire), and (3) detailed original records of any exclusions or deductions from Gross Revenues (including any exclusions or deductions from gross sales of any subtenant, licensee or concessionaire). Such books, receipts and records shall be kept for a period of two (2) years after the close of each calendar year and shall be available for inspection and audit by Lessor and its representatives at the Premises or at the office of Lessee’s C.P.A. at all times during regular business hours. In addition, upon request of Lessor, Lessee agrees to furnish to Lessor a copy of Lessee’s State and Local Sales and Use Tax Returns, if required, in the state where the Premises are situated. The receipt by Lessor of any statement or any payment of Rent for any period shall not bind it as to the correctness of the statement or the payment. Lessor shall, within two (2) years after the receipt of any such statement, be entitled to an audit of such Gross Revenues (including the gross revenues of any subtenant, licensee, or concessionaire). Such audit shall be conducted either by Lessor or by a certified public accountant to be designated by Lessor during normal business hours at the principal place of business of Lessee. If it shall be determined as a result of such audit that there has been a deficiency in the payment of Rent, then such deficiency shall become immediately due and payable with interest at the maximum lawful rate from the date when said payment should have been made. In addition, if Lessee’s statement shall be found to have understated net sales by more than two percent (2%) and if Lessor is entitled to any additional Rent as a result of said understatement, or if such audit shows that Lessee has failed to maintain the books of account and records required by this Section so that Lessor is unable to verify the accuracy of Lessee’s statement, then Lessee shall pay to Lessor all reasonable costs and expenses (including reasonable auditor and attorneys’ fees) which may be incurred by Lessor in conducting such audit and collecting such underpayment, if any. Any information gained from such statements or inspection shall be confidential and shall not be disclosed other than to carry out the purpose hereof; provided, however, Lessor shall be permitted to divulge the contents of any such statements in connection with any financing arrangements or assignments of Lessor’s interest in the Premises or in connection with any administrative or judicial proceedings in which Lessor is involved where Lessor may be required to divulge such information.

If Lessee shall fail to pay, when the same is due and payable, any amounts due as Rent under this Lease, such unpaid amounts shall bear interest at the maximum lawful rate from the date due to the date of payment. In addition to such interest, Lessee acknowledges that the late payment by Lessee of any monthly installment of Rent will cause Lessor to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any such installment is not received by Lessor from Lessee when due, Lessee shall immediately pay to Lessor a late charge equal to two and one-half (2.5%) of such installment. Lessor and Lessee agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Lessor for its loss suffered by such non-payment by Lessee. Acceptance of this late charge shall not constitute a waiver of Lessee’s default with respect to such nonpayment by Lessee nor prevent Lessor from exercising all other rights and remedies available to Lessor under this Lease.

Section 2.2.                                   Taxes and Other Governmental Charges.

A.                      Payment of Taxes. Lessee shall pay before delinquency during the term directly to the taxing authorities, as additional rent, all taxes, assessments, levies and other governmental charges of every description, whether general, special, ordinary, extraordinary or otherwise (individually “imposition” and collectively “impositions”) levied on or assessed against the Premises, improvements located on the Premises (hereinafter defined), personal property located on or in the Premises or an improvement, the leasehold estate, or any subleasehold estate, whether belonging to or chargeable against Lessor or Lessee.

Within thirty (30) days after request of Lessor, Lessee shall furnish to Lessor a copy(s) of the receipted tax bill(s) evidencing the payment of the imposition in question.

Lessee shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Lessor, or any municipal, county, state or federal state, succession, inheritance, or transfer taxes of Lessor, nor shall Lessee be liable for any increase in real property taxes that result from a reassessment as a result of a change of ownership of the Lessor’s interest in the property. If at any time during the term the State of California or any political subdivision of the state, including any county, city, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Lessor a tax, fee, or excise on rents, on the square footage of the Premises, on the act of entering into this Lease, or on the occupancy of Lessee, or any other tax, fee, or excise, however described, as a direct substitution in whole or in part for any real property taxes, Lessee shall pay before delinquency that tax, fee, or excise on rents.

Lessee’s liability to pay impositions and taxes under this Section 2.2 shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term at its commencement and at its end.

B.                        Creation of Special Assessment Districts. If during the term any governmental subdivision or agency shall undertake to create an improvement or special assessment district, the proposed boundaries of which shall include the Premises, Lessor and Lessee shall each be entitled to support or oppose the creation of such district or inclusion of the Premises therein or both, and to appear in any proceeding relating thereto as their respective interest in the Premises or otherwise may appear. Should either party receive any notice or other information relating to the proposed creation of any such district, the boundaries of which would include the Premises, such party shall promptly notify the other party and deliver to such other party a copy of the notice and/or information.

C.                        Right to Contest Taxes. Lessee may contest the validity or amount of any imposition agreed to be paid by Lessee and/or any assessed valuation upon which such imposition is or will be based provided Lessee protects Lessor and the Premises from any lien by adequate surety bond or other appropriate security. If Lessee undertakes any such contest, it shall so notify Lessor. Should Lessee be unsuccessful in any such contest, such imposition and any interest and/or penalties resulting therefrom shall be immediately paid to the taxing authorities in question. Lessee hereby agrees to hold Lessor and the Premises harmless from all costs and expenses that may result from Lessee’s contest of such imposition as herein provided. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law require that the proceeding or contest be brought by or in the name of the Lessor or any owner of the Premises. In that case, Lessor shall join in the proceeding or contest or permit it to be brought in Lessor’s name, all costs thereof including Lessor’s attorneys’ fees to be borne by Lessee.

D.                       Combined Assessment. If the Premises are assessed with other property of Lessor for purposes of property taxes, assessments, or other ad varolem or improvement levies, all taxes imposed on the entire parcel of which the Premises are a part shall, until the Premises are separately assessed, be prorated and Lessee shall pay that fraction of the entire tax computed as a proportion of the total area.

Section 2.3.                                   Payment of Rent.

All rent and other amounts payable by Lessee hereunder, shall be paid to lessor at the address set forth in this Lease. This Lease shall be deemed and construed to be a triple net lease, except as otherwise provided herein.

Section 2.4                                      Utilities.

Lessee shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. However, if any services or utilities are jointly metered with other property, Lessor shall make a reasonable determination of Lessee’s proportionate share of the cost of such utilities and services, and Lessee shall pay such share to Lessor within fifteen (15) days after receipt of Lessor’s written statement.

Section 2.5.                                   Gross Revenues.

The term “Gross Revenues” of Lessee, as used in this Lease, is defined to be all fees for use of any of Lessee’s facilities located on the Premises; plus all fees for services provided by Lessee on the Premises; plus the gross selling price of all merchandise, including food and beverages, on or from the Premises by Lessee, its subtenants, licensees and concessionaires, except as otherwise provided in Section 2.6 below, whether for cash or on credit and whether made by store personnel or by approved vending, video, pinball, or gaming machines and shall include, without limitation, the income from any rebates, display or advertising allowances and ticket sales. It shall also include only the gross mark up, if any, from sales of lottery tickets, money orders, and income from telephones, photocopy machines, fees on credit cards, postage stamps. “Gross Revenues” and “Gross Amusement Revenues” of Lessee shall not include:

A.                      The selling price of all merchandise returned by customers and accepted for full credit or the amount of discounts and allowances made thereon;

B.                        Goods returned to sources, or transferred to another store or warehouse owned by or affiliated with Lessee;

C.                        The price allowed on all merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof;

D.                       Cash refunds made to customers in the ordinary course of business, but this exclusion shall not include any amount paid or payable for what are commonly referred to as trading stamps;

E.                         Interest, service or sales carrying charges or other charges, however denominated, paid by customers for extension of credit on sales and where not included in the merchandise sales price;

F.                         Sales taxes, so-called luxury taxes, consumers’ excise

taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services;

G.                        The transactions in which premium merchandise is exchanged for Premium Tickets won by players of amusement games, but the revenues received from the games or the sale of playing tokens or debit cards shall be included in Gross Revenues;

H.                       Sales of fixtures, equipment or property which are not stock in trade;

I.                            Gift certificates, or like vouchers, until such time as the same shall have been converted into a sale by redemption (excluding the conversion of “Premium Tickets” described in paragraph G. above).

All sales originating at the Premises shall be considered as made and completed therein, even though bookkeeping and payment of the account may be transferred to another place for collection and even though actual filing of the sale or service order and actual delivery of the merchandise may be made from a place other than the Premises. Each sale upon installments or credit shall be treated as a sale for the full cash price at the time of sale.

Except as herein expressly provided to the contrary, this Lease is intended to be, and shall be construed as, an absolute net lease, whereby under all circumstances and conditions (whether now or hereafter existing or within the contemplation of the parties) the Rent shall be, except as otherwise set forth herein, absolutely net to Lessor.

Section 2.6.                                   Revenues from Concessionaires and Sublessees.

Lessee may, without Lessor’s consent, contract with one or more Concessionaires and/or subtenants to perform activities complimentary to Lessee’s activities which would not ordinarily be conducted by Lessee, including, but not limited to, activities such as face painting, caricature artists, Santa booths, computer training, pony or haywagon rides, etc. So long as the aggregate space utilized does not exceed ten percent (10%) of either the enclosed or the unenclosed demised premises. These activities are defined as the “Permitted Concessions”. Notwithstanding the preceding, Permitted Concessions do not include food and beverage service. The Gross Revenues of Lessee shall include only the revenues received by Lessee from the Permitted Concessions and not the Gross Revenues of the Permitted Concessions. If either Lessor or Lessee believes that the percentage of Gross Revenues provided as rent under this Lease or to either the Permitted Concessionaire’s or other Concessionaires or sublessee’s is uneconomic or unjust to either Lessor or Lessee, the same will be submitted to binding arbitration as provided in Section 8.6 below.

ARTICLE III

USES OF PREMISES AND IMPROVEMENTS

Section 3.1.                                   Permitted Uses.

Lessee shall have the right to use and to permit the use of the Premises and improvements hereafter constructed therein for a family oriented amusement park and for such other lawful uses as Lessor shall consent to in writing, which consent shall not be unreasonably withheld. As used herein “a family oriented amusement park” shall include, but not be limited to, arcades, picnic facilities, video games, miniature golf, go-carts, motor raceway, theaters, batting cages, bumper boats, fish pond, games, radio-controlled vehicles, ancillary food services, related activities and attractions, and all future games and uses not inconsistent with family entertainment (“permitted uses”). As used herein “improvements” means and includes, without limitation, all buildings, paving and other physical structures on the Premises; all landscaping, excavations, planting and earth contours placed by human design on the Premises, and all fixtures, including trade fixtures of sublessees that cannot be removed without causing structure damage. Lessee may construct demolish, remove, replace, alter, relocate, reconstruct or add to improvements as provided in Section 4.1.

Section 3.2.                                   Restrictions, Easements, Zoning Changes and Use Permits.

The parties acknowledge that in order for Lessee to carry out its intended use of the Premises, it may be necessary, desirable, or required to obtain additional use, zoning, subdivision or other land use permits or approvals relating to any part of the Premises, including without limitation permits relating to the permitted uses. Lessor agrees, from time to time on the request of Lessee, to execute such documents, petitions and authorizations as may be appropriate or required in order to obtain such land use permits and approvals.

Lessee may enter into agreements restricting use of, and granting easements over the Premises, provided they are limited to the term of this Lease, and Lessor agrees to execute any such agreements at the request of Lessee consistent with the use of the Premises. Lessor grants to Lessee the right to grant to public utilities or public service corporations, for the purpose of serving only the Premises, rights of way or easements on or over the Premises for poles or conduits, or for underground services or both for telephone, electricity, water, sanitary or storm sewers or both, and for other utilities and municipal or special districts.

Section 3.3.                                   Signs.

Lessee shall be allowed to install all signs approved by appropriate governmental agencies anywhere on the Premises.

Section 3.4.                                   Exclusive Use.

Lessor agrees that it shall not enter into any other leases within a thirty (30) mile radius (as measured from the air) for a family oriented amusement park. This restriction shall not prohibit Lessor from operating bowling alleys, racquetball courts, family fitness centers or any other type of athletic center.

Section 3.5.                                   Approval by The Irvine Company.

Lessor’s and Lessee’s obligations under this Lease are expressly contingent upon approval by The Irvine Company of this Lease and the permitted uses and improvements which are contemplated in this Lease.

ARTICLE IV

IMPROVEMENTS

Section 4.1.                                   Lessee’s Duty to Construct New Improvements.

Within sixty (60) days after all governmental approvals have been obtained which are necessary for the construction and operation of a family oriented amusement park and for the construction of all the improvements set forth on Exhibit B, Lessee shall comply with the conditions of major construction below and shall commence the construction of the improvements set forth on Exhibit B.

Section 4.2.                                   Lessee’s Election to Construct New Improvements.

At any time during the term of this Lease, Lessee may, but is not obligated to, construct or otherwise make new improvements on any part or all of the Premises and to demolish, remove, replace, alter, relocate, reconstruct, or add to any then existing improvements in whole or in part, and to modify or change the contour or grade, or both, of the land, provided Lessee is not then in default under any condition or provision of this Lease and provided the improvements following the work are at least equal to the value to any improvements as they were before being demolished, removed, replaced, altered, relocated, reconstructed, modified or changed. All salvage shall belong to Lessee.

Section 4.3.                                   Conditions of Major Construction.

A.                      Before any major (i.e. of a value of $50,000 or greater) work or construction, alteration, or repair as defined in Section 4.1 or 4.2 above, is commenced on the Premises, and before any building materials have been delivered to the Premises by Lessee or under Lessee’s authority, Lessee shall comply with all the following conditions or procure Lessor’s written waiver of the condition or conditions specified in the waiver:

1.                           Deliver to Lessor two (2) sets and obtain Lessor’s approval of preliminary construction plans and specifications of such work including, but not limited, to preliminary grading and drainage plans, soil tests, utilities, sewer and service connections, locations of ingress and egress to and from public thoroughfares, curbs, gutters, parkways, street lighting, designs and locations for outdoor signs, storage areas and landscaping, all sufficient to enable potential contractors and subcontractors to make reasonably accurate bid estimates and to enable Lessor to make an informed judgment about the design and quality of construction.

Lessor shall not unreasonably withhold approval of preliminary plans and specifications. Lessor shall communicate its approval or disapproval by notice to Lessee, and disapproval shall be accompanied by specification of the grounds for disapproval, provided that Lessor’s failure to provide to Lessee written disapproval within ten (10) days after receipt of the plans shall be conclusively considered to be approval.

Following Lessor’s first or any subsequent disapproval, Lessee may elect (i) to submit revised plans and specifications or (ii) to give notice contesting the reasonableness of Lessor’s disapproval. A contest of reasonableness shall be determined by arbitration under the jurisdiction of the American Arbitration Association in accordance with the Commercial Rules of such Association. If the reasonableness of Lessor’s disapproval is sustained, then Lessee shall perform as in (i) above; if it is not sustained, the plans and specifications shall be deemed approved.

2.                           Deliver to Lessor the written approval of the plans and specifications by the financial institution that shall have made the commitment for financing such work, if any.

3.                           Deliver to Lessor true copies of all governmental permits and authorizations required for such work, and one (1) complete set of final plans and specifications and working drawings consistent with the previously approved preliminary plans and specifications.

4.                           Notify Lessor of Lessee’s intention to commence such work at least twenty (20) days before commencement thereof or delivery of any materials. The notice shall specify the approximate location and nature of the intended improvements. Lessor shall have the right to post and maintain on the Premises any notices of non-responsibility provided for under applicable law and to inspect the Premises in relation to the construction at all reasonable times.

5.                           Deliver to Lessor true copies of all documents

evidencing the commitment of financing for the work. “Financing” includes both the construction (or interim) financing (loan); the take-out (also called permanent or long-term) financing (loan); and/or Lessee’s own capital funding.

6.                           Deliver to Lessor (i) certificates of insurance evidencing coverage for builder’s risk, (ii) evidence of workmen’s compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor or the Premises, and (iii) evidence that Lessee has paid or caused to be paid all premiums for the coverage described above in this subparagraph 6 and any increase in premiums on insurance provided for in Article VI on insurance sufficient to assure maintenance of all insurance above during the anticipated course of the work. Lessee shall maintain and keep in force and pay all premiums required to maintain and keep in force all insurance above at all times during which such work is in progress.

B.                        Completion of Construction. Once work is begun as required herein Lessee shall with reasonable diligence prosecute to completion all construction of improvements, subject to weather availability of labor and materials, additions or alterations. All work shall be performed in a good and workmanlike manner, shall substantially comply with plans and specifications submitted to Lessor as required herein and shall comply with all applicable governmental permits, laws, ordinances and regulations.

C.                        Notice of Completion. On completion of any substantial work of improvement during the term, Lessee shall file or cause to be filed a notice of completion. Lessee hereby appoints Lessor as Lessee’s attorney-in-fact to file the Notice of Completion on Lessee’s failure to do so after the work of improvement has been substantially completed.

D.                       Non-Liability of Lessor. Lessor’s approvals as required by this Section 4.3 shall not make Lessor responsible for the improvement with respect to which an approval is given or the construction thereof, and Lessee shall defend and indemnify Lessor against all liability and claims of liability for damage or injury to persons or property or for death of persons arising from or in connection with such improvement or construction.

E.                         Lessee’s Rights Regarding Improvements. After the completion of any new construction, Lessee shall have the right to alter, reconstruct, modify, remodel, relocate, remove and demolish all or any part of the improvements located on the Premises and any other improvements located on the Premises thereafter, and further, to locate and construct (all in accordance with the provisions of this Lease including, without limitation, this Article IV) any other improvements of any type or kind on the Premises; provided, however, that no such action shall be taken which will substantially reduce the value of the improvements unless within reasonable time the improvements, when completed, will have a fair market value at least equal to the fair market value of the improvements immediately prior to the taking of such action.

Section 4.4.                                   Maintenance; Repairs; Alterations; Reconstruction.

Subject to the rights of Lessee set forth in Sections 4.1, 4.2 and 4.3, Lessee, at Lessee’s sole cost and expense, shall maintain the Premises and all improvements located thereon, throughout the term of this Lease, in a neat, sanitary manner and, in accordance with all applicable laws, ordinances, orders, rules, regulations and requirements of (i) federal, state, county, municipal and other governmental agencies having or claiming jurisdiction; (ii) the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction; and (iii) all insurance companies insuring all or any part of the Premises or improvements or both. Without limiting the generality of the foregoing, Lessee shall perform each and every obligation set forth in clauses (1) through (5) of Section 1941.2(a) of the California Civil Code, any amendment thereof or any law of similar import that may hereafter be enacted.

Except as provided below, Lessee shall promptly and diligently repair, restore and replace as required to maintain or comply as above, or to remedy all damage to or destruction of all or any part of the improvements, resulting wholly or in part from causes required by this Lease to be covered by fire or extended coverage insurance if the cost of the work of improvement so required does not exceed that percentage of the replacement value of all improvements that would cause the repair or replacement work under then applicable governmental rules and regulations to comply with new and different standards or to cause the loss of any right to continue an existing non-conforming use so as to make the repair or replacement of the improvements prohibited or of so great an uninsured cost as to render the replacement of such improvements economically unfeasible of generating a fair return (defined as Ten Percent (10%) R.O.I.) to the Lessee. Such decree of destruction shall be referred to as the “New Codes Standards”. If the cost does so exceed the New Codes Standards, Lessee may nevertheless repair, restore and replace as above or may by notice elect instead to raise the improvements damaged or destroyed. If the damage or destruction to the improvements exceeds the New Codes Standards of the replacement value of all the improvements, and Lessee elects not to repair, restore and replace, the Lease shall terminate, and Lessor shall be entitled to all insurance proceeds from the insurance coverage described in Section 6.2 attributable to the Main Arcade Building, excluding trade fixtures, signs and trade facia features (herein collectively referred to as “Trade Fixtures”).

The completed work of maintenance, compliance, repair,

restoration or replacement shall be equal in value, quality and use to the condition of the improvements before the event giving rise to the work, except as expressly provided to the contrary by this Lease. Lessor shall not be required to furnish any services or facilities or to make any repairs or alterations of any kind in or on the Premises. Lessor’s election to perform any obligations of Lessee under this Lease or Lessee’s failure or refusal to do so shall not constitute a waiver of any right or remedy for Lessee’s default, and Lessee shall promptly reimburse, defend and indemnify Lessor against all liability, loss, cost, and expense arising from it.

Nothing in this provision defining the duty of maintenance shall be construed as limiting any right given elsewhere in this Lease to alter, modify, demolish, remove or replace any improvement, or as limiting provisions relating to condemnation or damage or destruction during the final year or years of the term. No deprivation, impairment or limitation of use resulting from any event or work contemplated by this paragraph shall entitle Lessee to any offset, abatement or reduction in rent nor any termination or extension of the Lease.

In determining whether Lessee had acted promptly as required under the foregoing paragraph, one of the criteria to be considered is the availability of any applicable insurance proceeds.

Section 4.5.                                   Right to Contest Government to Order.

Lessee has the right to contest by appropriate judicial or administrative proceeding, without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation or requirement (hereinafter called law) that Lessee repair, maintain, alter or replace the improvements in whole or in part, and Lessee shall not be in default for failing to do such work until a reasonable time following final determination of Lessee’s contest. Lessor may, but is not required to, contest any such law independently of Lessee. Lessor may, and on Lessee’s notice of request shall, join in Lessee’s contest.

Section 4.6.                                   Major and Minor Distinguished.

A.                      Damage or Destruction During Beginning Years of Term. Lessor’s approval is not required for Lessee’s minor repairs, alterations or additions. “Minor” means a construction cost not exceeding $50,000. Construction costs includes the cost of labor, materials, and a reasonable profit to a general contractor and subcontractors for any demolition and any removal of existing improvements or parts of improvements, as well as for preparation, construction and completion of all new improvements, parts of improvements, reconstructions, maintenance and repairs.

“Major” repairs, alterations or additions are those not

defined as minor above. For major repairs, alterations or additions, Lessee shall comply with all conditions of major construction elsewhere in this Lease.

If Lessee’s proposed work does not substantially alter the then-existing use of the Premises, Lessor’s approval of plans and specifications shall not be required. If Lessor’s approval is required, the provisions relating to Lessor’s approval and the conditions of major construction shall apply.

B.                        Damage or Destruction During Final Years of Term. Lessee is relieved from the obligation to, but may, repair, restore or reconstruct improvements damaged or destroyed during the final five (5) years of the term if (1) the work of repairing, restoring or reconstructing would constitute a “major” repair or alteration as defined above; and (2) Lessee complies with all of the following conditions:

1.                           Lessor gives notice of the damage or destruction promptly but not later than thirty (30) days after the event, detailing facts that qualify the casualty under this provision;

2.                           Is not in default under any provision or condition of this Lease;

3.                           Within thirty (30) days after giving the notice above, effectively transfers to Lessor all right, title and interest in and to this Lease;

4.                           Pays in full, or has paid in full, any outstanding indebtedness incurred by Lessee and secured by an encumbrance or encumbrances on the leasehold;

5.                           Delivers possession of the Premises to Lessor and quit claims all right, title and interest in the land and improvements if, and promptly after, ceasing to do business on the Premises;

6.                           Causes to be discharged all liens and encumbrances resulting from any act or admission of Lessee; and

7.                           Relinquishes all remaining options to extend or renew the Lease, provided that the giving of notice of damage or destruction as a condition of relief from the obligation to repair, restore or reconstruct shall conclusively be construed as such relinquishment.

8.                           Relinquishes any right to insurance proceeds from the insurance coverage described in Section 6.2 attributable to the Main Arcade Building, excluding Trade Fixtures attached thereto, and assigns such right to Lessor.

Section 4.7.                                   Ownership of Improvements.

Excluding the Main Arcade Building, but including all Trade Fixtures attached in whatever manner to the Main Arcade Building, all improvements located on the Premises shall be the sole property of Lessee and shall remain the property of Lessee throughout the term of this Lease, at which time, upon the expiration or termination thereof, Lessee shall have the right to remove any or all fixtures or improvements or both, provided all resultant injuries to the Premises and remaining improvements are completely remedied and Lessee complies with Lessor’s reasonable requirements respecting the resultant appearance.

Section 4.8.                                   Mechanics’ and Other Liens.

Lessee shall pay or cause to be paid the total cost and expense of all works of improvement as that phrase is defined in the applicable mechanics’ lien law in effect as of the date of this Lease.

Lessee shall not permit any mechanic’s, materialman’s, contractor’s, subcontractor’s or other lien arising from any work of improvement, however it may arise, to stand against the Premises or any improvement thereon. If any such lien shall be filed against the Premises or improvements, Lessee shall cause the same to be discharged within ten (10) days after actual notice of such filing, by payment, deposit or bond. If Lessee shall fail to discharge any such lien, Lessor may, but shall not be obligated to, discharge the same and any amount so paid or deposited by Lessor and all expenses so incurred by Lessor, including reasonable attorneys’ fees, shall become immediately due and payable by Lessee to Lessor together with interest at the maximum rate then permitted by law. Lessee may in good faith and at Lessee’s own expense contest the validity of any such asserted lien, claim or demand, provided Lessee has furnished the bond required in Section 3143 of the California Civil Code, any amendment thereof or any law or similar import hereafter enacted for providing a bond freeing a Premises from such a lien claim.

Section 4.9.                                   Participation in Appreciation.

The parties hereto agree that the Premises subject to this Lease have a present fair market value of Fifteen Dollars ($15.00) per square foot of land which value shall be defined herein as the “Base Value” of the Premises. In consideration for Lessee entering into this Lease and waiving any requirement for a purchase option, the parties hereto agree that upon termination of the full term of the Lease, if the parties have not agreed to a sale of the fee interest in the Premises prior to the termination of the Lease, there shall be an appraisal of the fair market value of the Premises subject to this Lease, including the fee interest therein, and, after payment to each party of the then amortized and undepreciated balance of any capital improvements installed at that party’s cost, there shall be paid to Lessee a sum equal to Fifty percent (50%) of any appreciation in the value of the Premises, including the fee interest over the Fifteen Dollars ($15.00) per square foot Base Value set forth above.

In the event Lessor desires to sell its fee interest in the Premises before the termination of the full term of the Lease, Lessee shall be granted a 60-day right of first refusal to acquire Lessor’s interest in which event Lessee shall be entitled to a credit equal to the participation in appreciation payment that would occur if a sale were to occur under this Section 4.9. If Lessee does not exercise its right of first refusal, the Lessor’s interest shall be sold subject to the terms and conditions of this Lease, including the terms and conditions set forth herein (as to participation in appreciation). All Lessee’s rights under this Section 4.9 terminate in the event this Lease is terminated by reason of Lessee’s default.

ARTICLE V

ASSIGNMENT, SUBLETTING, ENCUMBRANCE AND RIGHT OF FIRST REFUSAL

Section 5.1                                      Assignment.

Lessee shall not voluntarily or by operation of law, assign, transfer, sublet or otherwise transfer all or any portion of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent. Lessor shall not unreasonably withhold consent, but it shall be deemed reasonable for Lessor to condition any consent on the requirement that

(i)                         all potential assignees, subtenants or transferees agree to comply with the terms and conditions of this Lease, including, without limitation, the obligation of the assignee, subtenant, or transferee to pay rent directly to Lessor in the percentage amount set forth in Section 2.1 of this Lease so that Lessor receives the same economic benefit from the business operations on the Premises as would occur if Lessee operated all businesses on the Premises, except as provided in Section 2.6 above;

(ii)                      There is no existing default on the part of Lessee in performance or observance of any of the provisions hereof;

(iii)                   The assignment is in writing, is duly executed and acknowledged by Lessee and the assignee, is in a form satisfactory to Lessor, provides that assignee assumes and agrees to carry out and perform all of the provisions hereof on the part of Lessee to be carried out and performed as a direct obligation of Lessor;

(iv)                  An executed original of such assignment is delivered to Lessor; and

(v)                     The assignee is of equal or greater financial strength to Lessee at the time of the assignment.

Any attempted assignment, transfer or subletting without such express written consent shall be void and shall constitute a breach of this Lease.

Lessee and any subsequent assignor shall be entitled to be released from future liability under this Lease from and after the effective date of the assignment in question, but not as to any liability accrued to the date of such assignment whether asserted or not asserted at the time by Lessor so long as assignee is of equal or greater financial strength than assignor at the time of assignment; provided that the assignment is in strict accordance with the provisions of this Section 5.1.

Section 5.2.                                   Subletting.

Lessee shall have the right at any time and from time to time during the term, with the written consent of the Lessor which consent will not be unreasonably withheld, to sublet all or any part or parts of the improvements on the Premises. If Landlord fails to give his written consent or to give his reasonable ground for denial of consent within Ten (10) days after written request therefore, consent will be deemed granted. Provided that Lessee shall remain primarily obligated to perform Lessee’s obligations hereunder and provided that the following provisions are complied with:

A.                      Each sublease shall contain a provision, satisfactory to Lessor and to each leasehold mortgagee (hereinafter defined) having an interest at the time the sublease is executed, requiring the sublessee to attorn to Lessor or, in the event of any proceeding to foreclose any leasehold mortgage, to the leasehold mortgagee, or any person designated in a notice from a leasehold mortgage, if Lessee defaults in the payment of rent and other sums hereunder and if the sublessee is notified of Lessee’s default in the payment of rent and other sums hereunder and instructed to make subtenant’s rental payments to Lessor or to such leasehold mortgagee or to such designated person. No sublease shall allow a sublessee to prepay monthly rent more than one month in advance.

B.                        Lessee shall, promptly after execution of each sublease, notify Lessor of the name and mailing address of the subtenant and, shall, on demand, permit Lessor to examine and copy the sublease.

Section 5.3.                                   Encumbrance of Lessee’s Interest.

A.                      Right to Encumber Leasehold Interest. Lessee shall have

right, upon approval by Lessor, which approval shall not be unreasonably withheld, to encumber Lessee’s interest in and to Lessee’s Trade Fixtures and equipment, and to hypothecate Lessee’s leasehold interest under this Lease, to secure financing thereof; provided, however, that any such financing shall be subordinate to this Lease and each of the Lessor’s rights hereunder. Lessee shall have no right by such financing to in any way affect or encumber Lessor’s interest as Lessor under this Lease. Upon approval of such financing by Lessor, Lessor agrees to execute a Landlord’s Consent and/or Landlord’s Estoppel Certificate as may be required by the entity providing the financing in a form substantially similar to the Landlord’s Consent and Landlord’s Estoppel Certificate attached hereto as Exhibit C and Exhibit D, respectively.

B.                        Possible Amendments to Lease. Lessor and Lessee shall reasonably cooperate in including in this Lease by suitable amendment from time to time any provision which may reasonably be requested by any proposed leasehold mortgagee for the purpose of implementing the leasehold encumbrance provisions contained in this Lease and allowing such mortgagee reasonable means to protect or preserve the lien of the leasehold mortgage on the occurrence of a default under the terms of this Lease; provided, however, no such amendment shall change the term, rent, assignment and default provisions of this Lease in any manner whatsoever, or increase the time such leasehold mortgagee has in this Lease to the detriment of Lessor. Lessor and Lessee each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement necessary to effect any such amendment.

ARTICLE VI

INDEMNITY AND INSURANCE

Section 6.1.                                   Indemnity.

Lessor shall not be liable and Lessee shall defend and indemnify landlord against all liability and claims of liability for damage or injury to person or property on or about the Premises from any cause arising during the term hereof, irrespective of whether the claim is asserted during or after the term. Lessee waives all claims against Lessor for damage or injury to person or property arising or asserted to have arisen from any cause whatsoever.

Section 6.2.                                   Fire and Extended Coverage Insurance.

Throughout the term Lessee shall at its sole cost and expense keep or cause to be kept insured for the mutual benefit of Lessor and Lessee all improvements located on or appurtenant to the Premises against loss or damage by fire and such other risks as are now or hereafter included in an extended coverage endorsement in common use for commercial structures, including vandalism and malicious mischief. The amount of the insurance shall be sufficient to prevent either Lessor or Lessee from becoming a coinsurer under the provisions of the policies, but in no event shall the amount be less than eighty percent (80%) of the then actual replacement cost, excluding costs of replacing excavations and foundations, but without deduction for depreciation (herein called “full replacement value”). Lessee may include any leasehold or fee mortgagee as a loss payee. Lessor shall, at Lessee’s cost and expense, cooperate fully with Lessee to obtain the largest possible recovery.

The “full replacement value” (as defined in this Section 6.2) of the improvements to be insured under this Section 6.2 shall be determined by the company issuing the insurance policy the time the policy is initially obtained. Not more frequently than once every three (3) years, either party shall have the right to notify the other party that it elects to have the full replacement value redetermined by an insurance company. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

Section 6.3.                                   Public Liability Insurance.

Beginning on the date Lessee enters upon the Premises and throughout the term, Lessee shall at its sole cost and expense keep or cause to be kept in force for the mutual benefit of Lessor and Lessee comprehensive broad form general public liability insurance against claims and liability for personal injury, death or property damage arising from the use, occupancy, disuse or condition of the Premises, improvements or adjoining areas or ways, providing protection of at least three million dollars ($3,000,000) for bodily injury or death to any one person, at least three million dollars ($3,000,000) for any one accident or occurrence and at least five hundred thousand dollars ($500,000) for property damage.

Not more frequently than each three (3) years, if, in the reasonable opinion of the insurance broker retained by Lessor, the amount of public liability and property damage insurance coverage at that time is not adequate, Lessee shall increase the insurance coverage as reasonably required by Lessor’s insurance broker.

Section 6.4.                                   Insurance Policy Form, Content and Insurer.

All insurance required by the express provisions hereof shall be carried only by responsible insurance companies licensed to do business in California and reasonably acceptable to Lessor, and the policies therefor shall be in form reasonably acceptable to Lessor.

All such policies shall be nonassessable and shall contain language, to the extent obtainable, to the effect that (i) any loss shall be payable notwithstanding any act or negligence of Lessor that might otherwise result in the forfeiture of the insurance, (ii) the insurer waives the right of subrogation against Lessor and against Lessor’s agents and representatives, (iii) the policies are primary and noncontributing with any insurance that may be carried by Lessor; and (iv) the policies cannot be canceled or materially changed except after thirty (30) days’ notice by the insurer to Lessor or Lessor’s designated representative.

Section 6.5.                                   Failure to Maintain Insurance & Proof of Compliance.

A.                      Proof of Compliance. Lessee shall deliver to Lessor, in the manner required for notices, copies of certificates of all insurance policies required hereunder together with evidence satisfactory to Lessor of payment required for procurement and maintenance of the policy within the following time limits:

1.                           For insurance required at the commencement of this lease, within fifteen (15) days after execution of this Lease;

2.                           For insurance required at a later date, at least fifteen (15) days before the requirement takes effect or as soon thereafter as the requirement, if new, takes effect; and

3.                           For any renewal or replacement of a policy already in existence, at least ten (10) days before expiration or termination of the existing policy.

B.                        Lessor’s Remedies. If Lessee fails or refuses to procure or maintain insurance as required hereby or fails or refuses to furnish Lessor with required proof that the insurance has been procured and is in force and paid for, Landlord shall have the right, at Lessor’s election, to procure and maintain such insurance. The premiums paid by Lessor shall be treated as added rent due from Lessee, with interest at the maximum rate then permitted by law, to be paid on demand by Lessor. Lessor shall give Lessee prompt notice of the payment of premiums, stating the amounts paid and the names of the insurer or insurers.

ARTICLE VII

CONDEMNATION

Section 7.1.                                   Effect on Lease.

If all or any portion of the Premises shall be taken or condemned pursuant to the exercise of or the threat of the exercise of the power of eminent domain by any organization having the right to exercise said power, then as to the portion taken, this Lease shall terminate as of the date the condemning authority takes possession of the Premises. No abatement of the Rent owed under this Lease shall occur as a result of condemnation or threatened condemnation of any portion of the Premises.

Section 7.2.                                   Condemnation Award.

Any payment received from a condemning authority shall be allocated between Lessor and Lessee as follows:

A.                      The part attributable to the value of the land and severance damages attributable to the land, after deducting the value of the leasehold interest created by this Lease, shall be paid to Lessor.

B.                        The part attributable to the value of this leasehold interest and to the value of the improvements and severance damage attributable to the improvements shall be paid to Lessee. In valuing the leasehold interest of Lessee in this Lease, the period of time to be utilized shall be that period between the date such interest is being valued and the end of the term.

Section 7.3.                                   Right to Terminate.

If the portion of the Premises remaining after the date of condemnation has improvements located thereon that constitute a sound architectural whole unit under then existing governmental regulations or has improvements located thereon which can, under feasible economic standards of real estate development, be restored to a sound architectural whole unit, or with or without existing improvements can be utilized under then existing governmental regulations and feasible economic standards of real estate development for the highest and best improvements thereon, then this Lease as to the portion remaining shall remain in full force and effect, and Lessee, to the extent required hereunder, shall proceed to restore the improvements. Otherwise, Lessor and Lessee each shall have the election for a period of ninety (90) days after the condemning authority takes possession of the Premises to terminate this Lease.

ARTICLE VIII

DEFAULT AND REMEDIES

Section 8.1.                                   Defaults by Lessee.

The following shall constitute defaults of Lessee under this Lease:

A. If Lessee fails to pay the rental herein reserved, or any part thereof, or any other sum required by Lessee to be paid to

Lessor or other third party, at the times or in the manner herein provided; or

B.                        If Lessee should violate any of the provisions of Article v; or

C.                        Lessee’s abandonment or surrender of the Premises or the leasehold estate; or

D.                       After completion of initial construction, Lessee’s failure to operate a family-oriented amusement park on the Premises for a period of three (3) consecutive months.

E.                         If default should be made in any other terms, covenants, or conditions on Lessee’s part herein contained, and shall not be cured within ten (10) days after written notice by Lessor, provided, however, if the default is on such a character as to require more than ten (10) days to cure, such ten (10) day period shall be extended to such period as may be required to cure the alleged default, providing Lessee shall have commenced the cure thereof during such ten (10) day period and shall proceed diligently to effect the cure thereof.

Section 8.2                                      Lessor’s Remedies.

If any default of Lessee shall continue following a notice of default and the applicable cure period, Lessor shall have the right to exercise any one or more of the rights or remedies available to a Lessor under the laws of the State of California, consecutively or concurrently, including, without limitation, the right:

A.                      To terminate this Lease and Lessee’s right to possession hereunder, immediately or at any time after such default or breach and without prior notice, and recover from Lessee (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination, plus interest (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Lessee proves could have been reasonably avoided, plus interest, (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided, said excess to be discounted by a rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent, and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform Lessee’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including cost of litigation and attorneys’ fees. In the event of termination, Lessor shall have the option, without notice or demand, to enter upon and repossess the Premises and remove any personal property of Lessee from the Premises and store it in any public warehouse at the risk and expense of Lessee. Lessee hereby waives all claims for damages which may be caused by the re-entry of Lessor and taking possession of the Premises or removing or storing the personal property of Lessee as herein provided, and will save Lessor thereby, and no such re-entry shall be considered or construed to be a forcible entry;

B.                        To continue this Lease in full force and effect, including Lessee’s right to possession, and Lessor’s right to enforce all of its rights and remedies under this Lease and to collect rent and all other sums payable by Lessee hereunder as the same become due. The Parties agree that acts of maintenance or preservation or efforts to relet the Premises, or the appointment of a receiver upon the initiative of Lessor to protect its interest under this Lease shall not constitute a termination of Lessee’s right to possession for the purposes of this subparagraph (b) unless accompanied by a written notice from Lessor to Lessee of Lessor’s election to so terminate;

C.                        To seek such other equitable and/or legal relief as may be available to Lessor under the laws of the State of California; and

D.                       If Lessee is in default in the payment of rent and other sums due under this Lease and Lessor collects sub-rents from sublessees at the Premises as provided in Section 5.2, Lessor shall apply such sub-rents to the following in the following order:

1.                           costs without limitation, attorneys’ fees, court costs and other litigation and related expenses;

2.                           costs and expenses incurred in leasing or releasing the Premises, or parts thereof, including, without limitation, commissions, alteration and fixturing costs, and the like; and

3.                           rent and other sums due under this Lease. If there remain any sums after the foregoing application of sub-rents received, Lessor shall remit any such remaining sums to Lessee.

Section 8.3.                                   Definition of Rental.

The word rental as used herein includes monthly rental, impositions, real property taxes and assessments, payments for insurance and utilities, and all other like sums and/or changes which are payable by Lessee as provided in this Lease.

Section 8.4.                                   Notice and Right to Cure.

A.                      Lessor’s Right to Cure Lessee’s Defaults. Lessor may at any time after Lessee commits an act of default upon ten (10) days'

notice, or a shorter period if additional damage may result, cure the act of default for the account and at the expense of Lessee. If Lessor, at any time, by reason of an act of default, is compelled to pay, or elects to pay, any sum of money or to do any act that will incur the payment of any sum of money, or is compelled to incur any expenses, such sum paid by Lessor and/or expense incurred by Lessor shall be due immediately from Lessee to Lessor together with interest thereon. Such sum, with additional interest thereon, shall be additional rental.

B.                        Leasehold Mortgagee’s Right to Cure Default. Each such leasehold mortgagee shall have thirty (30) days after service of notice of Lessee’s default or breach within which, at leasehold mortgagee’s election, either:

1.                           To make good the default or breach, whether by the payment or expenditure of money or the performance of any other matter required under this lease, which payment, expenditure or performance Lessor will accept as though made or performed by Lessee, leasehold mortgagee being subrogated to Lessee’s rights under this Lease upon so doing; or

2.                           To commence and diligently pursue to completion foreclosure under the leasehold mortgage or other appropriate proceedings in the nature thereof or otherwise acquire Lessee’s leasehold estate with diligence, and perform all agreements and conditions of this lease requiring the payment or expenditure of money by the Lessee until such time as such leasehold estate is so acquired or sold upon foreclosure or other appropriate proceedings in the nature thereof.

C.                        If the alleged default is nonpayment of rent, taxes or other sums to be paid by Lessee to Lessor, Lessee shall have ten (10) days after notice is given to cure the default. For the cure of any other default, Lessee shall promptly and diligently after notice commence curing the default and shall have thirty (30) days after notice is given to complete the cure or in the case of a failure or omission that cannot be cured by the payment of money and cannot be cured within thirty (30) days, such additional time as is reasonably required for the curing of the default.

D.                       If Lessee shall have failed to cure after expiration of the applicable time for curing a particular default or before the expiration of that time in the event of emergency, Lessor may at its election, but is not obligated to, make any payment required of Lessee under this lease or under any note or other document pertaining to the financing of improvements or fixtures on the Premises, or perform or comply with any term, agreement or condition imposed on Lessee hereunder or any such note or document, and the amount so paid plus the reasonable cost of any such performance or compliance, plus interest on such sum at the highest rate then permitted by law from the date of payment, performance or compliance shall be deemed to be additional rent payable by Lessee on Lessor’s demand. No such payment, performance or compliance shall constitute a waiver of default or of any remedy for default or render Lessor liable for any loss or damage resulting from the same.

Section 8.5.                                   New Lease.

On termination of this Lease on Lessee’s default, Lessor shall offer for a period of thirty (30) days, to enter into a new lease of the Premises with the leasehold mortgagee under the then existing mortgage of first priority, subject to the same terms and conditions provided herein.

Section 8.6.                                   Arbitration.

Whenever the terms of this Lease require that a dispute be settled by arbitration, the matter shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The costs of such arbitration board shall be borne by the non-prevailing party. Any such arbitration shall be conducted and held in the County of Orange, California.

Section 8.7.                                   Broker’s Commission.

Lessor and Lessee each represent and warrant to the other that neither has incurred or is aware of any broker’s or finder’s fee payable in connection with the origin, negotiation, execution or performance of this Lease, except for a finder’s fee payable to John Veytia pursuant to a signed written agreement. If either party has dealt with any other real estate broker or agent, or any other person in connection with this Lease, and if as a result thereof there is any broker’s or finder’s fee payable to such person, the party dealing with such person shall be solely responsible for the payment of such commission or fee, and shall hold the party harmless from and against any liability with respect thereto, including attorney’s fees incurred in connection therewith.

ARTICLE IX

GENERAL CONDITIONS

Section 9.1.                                   Inspection.

Lessor and Lessor’s agents and servants may, at all reasonable times, enter the Premises, provided it does not unreasonably interfere with the activities of Lessee or its sublessees, for the purposes of inspecting the same or the performance by Lessee of the terms and conditions hereof, for the purpose of posting and keeping posted thereon notices of non-responsibility, and for the purpose of exhibiting the Premises to prospective purchasers or lessees thereof.

Section 9.2.                                   Hazardous Materials.

Lessor and Lessee agree as follows with respect to the existence or use of “Hazardous Material” (as defined in Section 9.2.D) on the Premises:

A.                      Lessor hereby makes the following representations to Lessee, each of which is made only to the best of Lessor’s knowledge as of the date first written above:

1.                           Any handling, transportation, storage, treatment or use of Hazardous Material that has occurred on the Premises prior to the date first written above has been in compliance with all Laws regulating Hazardous Material.

2.                           The Premises are, as of the date first written above, in compliance with all Laws regulating the handling, transportation, storage, treatment, use and disposition of Hazardous Material.

3.                           The soil and ground water on or under the Premises are free of Hazardous Material.

B.                        The provisions of this Section 9.2.B shall apply if:

(i)                         It is determined at any time that the representations of Lessor contained in Section 9.2.A are not correct and that Lessor had actual knowledge of such incorrectness as of the date first written above; or

(ii)                      Lessor, its agents, employees, contractors or predecessors-in-interest violated any Law regulating the handling, transportation, storage, treatment, use or disposition of Hazardous Material with respect to the Premises. If this Section 9.2.B applies as of an occurrence described in the immediately preceding sentence, then the following shall apply:

(a)                      Lessor shall be responsible for all costs incurred in complying with all Laws which relate to Hazardous Material and the occurrence in question; and

(b)                     Lessor shall indemnify, defend and hold Lessee harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, sums paid and settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the term of the Lease from or in connection with the Hazardous Material and the occurrence in question.

C.                        Lessee shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises or any portion thereof by Lessee, its agents, employees, contractors, invitees or subtenants, or any other person except in compliance with Laws of the United States government, the State of California, and any local or municipal governmental entity. Lessee shall be responsible for and hereby agrees to indemnify and hold harmless Lessor from and against any loss, expense or damage suffered by Lessor by reason of the protection, storage or disposal of any Hazardous Material on or in the Premises which may first occur during the period that Lessee is leasing the Premises from Lessor pursuant to this Lease. If Lessee should assign this Lease, Lessee shall not be liable for any Hazardous Material that may be introduced in, on or under the Premises after such assignment, but Lessee shall remain liable for Hazardous Material on or in the Premises which may be attributable to Lessee’s conduct during the period that Lessee is leasing the Premises from Lessor pursuant to this Lease. Lessor acknowledges and agrees that Lessee will use and store gasoline and other petroleum-based products, as well as other materials that may be classified as Hazardous Materials, on the Premises as a permitted and necessary part of Lessee’s business activities.

D.                       As used in this Section 9.2, “Hazardous Material” shall include all petroleum substances and all hazardous materials, hazardous waste and hazardous or toxic substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC §9601 et seq.), the Resource Conversation and Recovery Act, as amended (42 USC §6901 et seq.), the Toxic Substances Control Act, as amended (15 USC §2601 et seq.) and California Health and Safety Code Section 25316, including such hazardous or toxic substances as are identified, defined or listed elsewhere where such identifications, definitions or lists are incorporated in such acts or section by reference, as well as all such products containing such hazardous substances.

Section 9.3.                                   Holding Over.

In the event Lessee holds over or remains in possession of the Premises after the expiration or termination of the term with Lessor’s written consent, such holding over or continued possession shall be deemed to be a tenancy from month to month on the same terms and conditions in force immediately prior to such holding over.

Section 9.4.                                   Estoppel Certificates.

Lessor and Lessee shall execute, acknowledge, and deliver to the other at any time within ten (10) days after request by Lessor or Lessee a statement in writing certifying if such be the case, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified), the date of commencement of this Lease, the dates on which the rent and other charges have been paid, and such other information as Lessor or Lessee shall reasonably request. It is acknowledged by both parties that any such statement is intended to be delivered by the party requesting the same and relied upon by prospective purchasers, mortgagees, or assignees thereof.

Section 9.5.                                   Bankruptcy and Insolvency.

Lessee agrees that (i) in the event of any proceeding under the Bankruptcy Act, or any amendment thereto, be commenced by Lessee, or (ii) in the event any such proceeding against Lessee is not dismissed within ninety (90) days after filing, or (iii) if Lessee be adjudged insolvent, or makes an assignment for the benefit of creditors, or (iv) if a writ of attachment or execution be levied on the leasehold estate created hereby and be not released or satisfied within ninety (90) days thereafter, or (v) if a receiver be appointed in any proceeding or action to which Lessee is a party, with authority to take possession or control of the Premises or the business conducted therein by Lessee and the same not be dismissed within ninety (90) days after his appointment, then this Lease at the option of Lessor shall immediately cease and terminate and shall in nowise be treated as an asset of Lessee. In that event, Lessee shall have no further rights hereunder; and Lessor shall have the right, after the exercise of such option, to immediately re-enter and repossess itself of the Premises as of its original estate.

Section 9.6.                                   Notice.

All notices, requests, demands, consents, approvals, and other communications required or permitted to be given or delivered hereunder shall be in writing and be sent by regular United States mail, postage prepaid, and addressed to the party intended at its address designated by notice to the other party.

Section 9.7.                                   Waiver.

The failure of either party, in any one or more instances, to demand or enforce the strict performance by the other of any covenant or condition of this Lease shall not be construed as a waiver of relinquishment for the future of such or any other covenant or condition hereof. The receipt or acceptance or performance of any act required by this Lease by the other party, with knowledge of the breach of any covenant or condition hereof, shall not be deemed a waiver of such breach, nor shall the acceptance of rent by Lessor in a lesser amount than is due hereunder (regardless of any endorsement or any check or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent then unpaid by Lessee, and no waiver by either party of any covenant or Condition of this Lease shall be deemed to have been made unless set forth in writing and signed by the party making the waiver.

Section 9.8.                                   Attorneys’ Fees.

If either party shall institute legal proceedings against the other based upon a cause of action arising out of this Lease, the prevailing party in such proceedings shall recover from the other party all costs and expenses incurred by it in such proceedings, including reasonable attorneys’ fees to be fixed by the court.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1.                             Cooperation.

Lessor and Lessee shall cooperate with each other and do all acts and execute and deliver all documents necessary to carry out all the terms and conditions of this Lease.

Section 10.2.                             Time of Essence.

Time is of the essence of this Lease and of each and every provision hereof.

Section 10.3                                Severability.

If any covenants or conditions of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, and the application of such covenant or condition to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 10.4.                             Covenants Are Conditions.

Every provision, agreement, term and condition of this Lease shall be construed to be both a covenant and a condition. Except where the context clearly indicates otherwise, the granting of a right to take any action hereunder shall not be deemed to create an obligation to take such action.

Section 10.5.                             Binding Effect.

The terms and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of each of the parties hereto, subject to the restrictions contained in Article V.

Section 10.6.                             Interpretation and Construction of Lease.

A. The table of contents of this Lease (if any) and the captions of the various articles and sections are for convenience and ease of reference only and do not define, limit, augment or describe the scope, content or intent of this Lease or any part or parts of this Lease.

B.                        All paragraphs, sections and articles referred to herein are paragraphs, sections and articles of this Lease unless otherwise specified and all exhibits referred to herein are exhibits attached to this Lease unless otherwise specified.

C.                        The Exhibits, attached hereto and to which reference is made in this Lease, are incorporated herein by the respective reference to it. References to “this lease” or “the lease” include matters incorporated herein by reference.

D.                       The neuter gender includes the feminine and masculine, the masculine includes the feminine and the neuter, and the feminine includes the neuter, and each includes corporation, partnership or other legal entity when the context so requires.

E.                         The singular number includes the plural whenever the context so requires.

F.                         This Lease contains the entire agreement between the parties. No promise, representation, warranty or agreement not included in this Lease has been or is relied on by either party. Each party has relied on its own examination of this Lease, the counsel of his own advisors and warranties, representations and agreements in the Lease itself. The failure or refusal of Lessor to inspect the Premises or improvements, or the failure of either party to read the Lease, or other documents, or to obtain legal or other advice relevant to the transaction, constitutes a waiver of any objection, contention, or claim that might have been based on such reading, inspection or advice.

G.                        The invalidity or illegality of any provision of this Lease shall not affect the reminder of the Lease.

H.                       Time is of the essence of each provision of this Lease.

I.                            All the undertakings of Lessee hereunder shall be deemed and construed to be “conditions” as well as undertakings as though the words specifically expressing or imparting conditions and undertakings were used in each separate instance.

J.                           This Lease shall be interpreted, construed and enforced in accordance with laws of the State of California.

K.                       Lessor shall not become or be deemed a partner or a joint venturer with Lessee by reason of the provisions of this Lease.

Section 10.7.     Non-merger of Estates.

If both Lessor’s and Lessee’s estates in the Premises or the improvements or both become vested in the same owner, this Lease shall nevertheless not be destroyed by the application of the doctrine of merger except at the express election of the owner and the consent of the leasehold mortgagees under all leasehold mortgages existing under the provisions of this Lease and the consent of the mortgagees under all mortgages upon the fee estate.

Section 10.8.        Joint and Several Obligations.

If either Lessor or Lessee consists of more than one person, the obligation of all such persons is joint and several.

Section 10.9.        Successors.

Subject to the provisions of this Lease on assignment and subletting, each and all the terms, agreements and conditions to this Lease shall be binding on and shall inure to the benefit of the heirs, successors, executors, administrators, assigns and personal representatives of the respective parties.

Section 10.10.      Consent and Approval.

Wherever the consent and/or approval of a party is required under this Lease, such consent and/or approval shall not be unreasonably withheld or delayed. Immediately after the term commences, and from time to time during the term, Lessor shall notify Lessee of the name of one individual comprising Lessor with whom Lessee shall communicate in connection with any matters involving this Lease, including, without limitation, any matter requiring the consent and/or approval of Lessor. The decision of any such designated individual shall be binding on the other individuals who comprise the Lessor hereunder as between Lessor and Lessee.

(REST OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES ON FOLLOWING PAGE.)

Executed on the date first set forth hereinabove.

Lessor:

IRVINE RECREATION PARK,
a California Limited Partnership
By:	/s/ G. Barton Heuler	John T. Okada
Its:	General Partner	General Partner

Lessee:

CAMELOT PARK FAMILY
ENTERTAINMENT CENTER OF IRVINE, L.P., doing business as Palace Park Family Entertainment Center

CAMELOT PARK OF IRVINE, INC.

By:	/s/ GEOFFREY C. BEAUMONT
Its:	Chief Executive Officer

(General Partner of CAMELOT PARK OF IRVINE, L.P.)- General Partner

EXHIBIT A

Legal Description

EXHIBIT B

Improvements

EXHIBIT C

ATTACH: COPY OF LANDLORD’S CONSENT

EXHIBIT D

ATTACH: COPY OF LANDLORD’S ESTOPPEL CERTIFICATE

SECOND AMENDMENT TO

IRVINE RECREATION PARK GROUND LEASE

THIS SECOND AMENDMENT TO IRVINE RECREATION PARK GROUND LEASE (this “Second Amendment”) is made and entered into on this 4th day of July, 1995, (the “Effective Date”), by and between Irvine Recreation Park, a California limited partnership (“Lessor”) and Camelot Park Family Entertainment Center of Irvine, L.P., a California limited partnership, doing business as Palace Park Family Entertainment Center (“Lessee”).

RECITALS

A.                       Lessor and Lessee entered into that certain Irvine Recreation Park Ground Lease (the “Lease”) dated as of December 3, 1993, pursuant to the terms of which Lessee took possession of approximately seven acres of commercial land in the city of Irvine, California, for the purpose of developing and operating a family-oriented amusement park.

B.                         The Lease was amended by letter dated January 25, 1994 and approved February 2, 1994 with respect to sublease rentals from McDonald’s Corporation and/or its designated owner/operator.

C.                         Lessee now desires to possess additional space on the ground floor of Lessor’s bowling center for the purpose of adding family-oriented game attractions.

D.                        The parties hereto desire to amend the Lease a second time in order to grant Lessee possession of such additional space, and to clarify certain issues arising under the Lease, all pursuant to the terms and conditions set forth herein.

AGREEMENT

1.         Section 1.1 of the Lease is hereby amended in its entirety to provide as follows:

“Section 1.1       Premises.

The premises consists of approximately seven (7) acres of commercial land, known as a portion of Parcel Nos. 1 and 4, in the City of Irvine, County of Orange, State of California, as shown on a Parcel Map filed in Book 113, Pages 8-10, inclusive, of Parcel Maps, Records of said County, plus approximately 4,000 square feet on the westerly side of the Existing Bowling Center (“Premises”). The Premises are more particularly described and set forth on Exhibit ”A” attached hereto and incorporated herein by this reference. The Premises include any appurtenances and improvements.”

2.                           Section 1.4 of the Lease is hereby amended in its entirety to provide as follows:

“Section 1.4       Possession.

Possession of the Premises shall be delivered to Lessee at the beginning of the term, except that possession of the 4,000 square feet of the westerly side of the Existing Bowling Center shall be delivered to Lessee on the Effective Date of the Second Amendment.”

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3.                           Section 3. Rental income attributable to the additional space possessed by Lessee by reason of this Second Amendment shall be determined by employing the revenue-sharing provisions of Article II of the Lease.

4.                           The definition of permitted uses of the Premises contained in Section 3.1 of the Lease shall be expanded to include “laser tag games,” as such laser tag games are intended as one of the uses of the additional space possessed by Lessee by reason of this Second Amendment.

5.                           Section 4.10 of the Lease shall be added in its entirety to provide as follows:

“Section 4.10.                                 Construction of Game Area.

Notwithstanding anything to the contrary contained herein, as of Effective Date, Lessee shall diligently proceed to obtain all government approvals necessary to construct a suitable game area in the 4,000 square feet of the westerly side of the Existing Bowling Center, and shall diligently proceed with such construction until its completion, as determined in the sole discretion of Lessee. Lessee’s construction of such game area within the Existing Bowling Center shall be defined as “major” as that term is defined in Section 4.6 of the Lease, and Lessee shall comply with all the conditions of major construction as set forth in Section 4.3 of the Lease.”

6.                           Section 4.11 of the Lease shall be added in its entirety to provide as follows:

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“Section 4.11.                                 Cost-sharing Provisions.

During the course of constructing the game area improvements within the Existing Bowling Center, it is anticipated that certain costs will be incurred that cannot be justly allocated to the game area improvement. Accordingly, Lessor agrees to bear one-half of the cost of replacing two five-ton air conditioning units within the Existing Bowling Center, such total costs estimated to be Ten Thousand Dollars ($10,000.00) [Five Thousand Dollars ($5,000.00) to be paid by each of Lessor and Lessee]. Lessee’s portion shall be paid by Lessee remitting a check to Lessor in the amount of approximately Five Thousand Dollars ($5,000.00) upon notification of the installation of the units. Lessee shall be responsible for all additional and future maintenance, repairs, alterations and reconstruction of the air conditioning units within Lessee’s possession of space in the Existing Bowling Center, all in accordance with Section 4.4 of the Lease.”

7.                           Lessee shall pay all expenses for air conditioning and utilities that are directly attributable to Lessee’s possession of space within the Existing Bowling Center, or can be fairly allocated to Lessee’s possession of space within the Existing Bowling Center based upon square footage. Lessee will provide, at Lessee’s expense, supplemental equipment (i.e., submeter) to meter and calculate both kilowatt hours and peak demands. Submeter or other equipment will be read on a monthly basis to determine Lessee’s proportion of electrical usage. Payment for Lessee’s proportionate share of the costs will be made in accordance with Section 2.4 of the Lease.

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8.                           Lessee shall bear the cost of constructing one wall for the benefit of a day care center operated by Lessor.

9.                           Except as hereby amended, the Lease remains in full force and effect according to its original terms and any amendments thereto.

IN WITNESS WHEREAS, the parties hereto have executed this Second Amendment as of the day and year first above written.

“Lessor”:

IRVINE RECREATION PARK, a
California limited partnership

By:	/s/ G. Barton Heuler
Its:	General Partner

By:	/s/ john t. okada
Its:	General Partner

“Lessee”:

CAMELOT PARK FAMILY ENTERTAINMENT
CENTER OF IRVINE, L.P., a California limited partnership, doing business as Palace Park Family Entertainment Center

By Camelot Park of Irvine, L.P., a
California limited partnership,
its general partner

By Camelot Park of Irvine, Inc.,
a California corporation,
its general partner

By:	/s/ Geoffrey C. Beaumont
Geoffrey C. Beaumont
Its:	President

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EXHIBIT “A”

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SAN DIEGO CREEK
RACEWAY TRACK
KIDDIE TRACK
PARK & BLDG AREA
187,75_ SQ. FT.
EXISTING BOWLING CENTER
NEW THEME BUILDING
Palace Park
PARKING AREA
264,451 SQ. FT.
EXISTING PARKING
NEW LANDSCAPING
EXISTING LANDSCAPING TO REMAIN IN THIS AREA
MICHELSON AVE.
HARVARD AVE.
CONSTRUCTION STAKING NOTICE
SITE PLAN
Prelim.
Lease Line's
CONTROL SITE PLAN
ANACAL ENGINEERING Co.
EXHIBIT "A"

THIRD AMENDMENT TO IRVINE RECREATION PARK GROUND LEASE

THIS THIRD AMENDMENT TO IRVINE RECREATION PARK GROUND LEASE (this “Third Amendment”) is dated as of June 29,1998, and is entered into by and between IRVINE RECREATION PARK, a California limited partnership (“Lessor”), and CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF IRVINE, L.P., a California limited partnership doing business as Palace Park Family Entertainment Center (“Lessee”).

R E C I T A L S

A.                      Lessor and Lessee entered into that certain Irvine Recreation Park Ground Lease dated as of December 3,1993, as amended by that certain letter dated as of January 25,1994 and approved February 2,1994, as further amended by the Second Amendment To Irvine Recreation Park Ground Lease dated as of July 4,1995 (as so amended the “Original Lease”) for the lease of approximately seven acres of commercial land in the City of Irvine, County of Orange, State of California, as described more particularly in Exhibit “A” attached hereto and made a part hereof (the “Demised Premises”). The Original Lease as amended by this Third Amendment shall be referred to hereinafter as the “Lease.”

B.                        Lessee desires to set forth and/or clarify its right to enter into financing arrangements and, in connection therewith, to secure all obligations, indebtedness and liabilities under such financing arrangements by one or more deeds of trust or other instruments (as the same may be amended a “Leasehold Deed of Trust”) secured by Lessee’s interest in the Lease, any sublease(s) thereunder, and a leasehold interest in the Demised Premises (collectively, “Lessee’s Interest”).

C.                        Lessee desires to obtain Lessor’s consent to Lessee’s assignment of the Lease, all subleases thereunder, if any, and Lessee’s leasehold interest in the Demised Premises to Festival Fun Parks, LLC, a Delaware limited liability company (“FFP”).

In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

A G R E E M E N T

1.                          DEFINITIONS; EFFECT ON LEASE. All capitalized terms used in this Third Amendment which are not defined herein shall have the same meanings set forth in the Original Lease.

2.                          RIGHT TO ENCUMBER. Notwithstanding anything to the contrary contained in the Original Lease (including, without limitation, Section 5.3(a) thereof) Lessee may, without Lessor’s consent, mortgage or grant one (1) or more security interests in Lessee’s Interest for the benefit of one or more leasehold mortgagees and any assignees thereof (each a “Leasehold Mortgagee”) and assign the Lease and any sublease(s) thereunder, as collateral security under a Leasehold Deed of Trust, upon the condition that all rights acquired under such Leasehold Deed of Trust shall be subject to each and all of the covenants, conditions and restrictions set forth in the Lease, and to all rights and interests of Lessor therein, none of which covenants, conditions or restrictions is or shall be waived by

e.                           Except where the Leasehold Mortgagee has become the Lessee, no liability for the payment of rent or the performance of any of Lessee’s covenants and agreements under the Lease shall attach to or be imposed upon the Leasehold Mortgagee, all such liability being hereby expressly waived by Lessor, and if the Leasehold Mortgagee or its nominee or designee becomes the Lessee under the Lease, all of the obligations and liabilities of the Leasehold Mortgagee or its nominee or designee shall cease and terminate upon assignment of the Lease or abandonment of the Demised Premises.

f.                             Lessor, within ten (10) days after a request in writing by Lessee or the Leasehold Mortgagee, shall furnish a written statement, duly acknowledged, that the Lease is in full force and effect and that there are no defaults thereunder by Lessee, or if there are any defaults, such statement shall specify the defaults Lessor claims exist.

g.                          If Lessee fails to exercise any extension, renewal or purchase option in the Lease, Lessor shall promptly send the Leasehold Mortgagee written notice thereof, and the Leasehold Mortgagee, within thirty (30) days after receipt of such notice, may exercise any such option on behalf of Lessee.

h.                          Subject to the Leasehold Mortgagee’s complying with the conditions of this Third Amendment and subject to the consent rights of Lessor regarding transfers, assignments and subletting of the Demised Premises contained in Article V of the Original Lease, Lessor hereby consents to: (i) the foreclosure of a Leasehold Deed of Trust, (ii) any sale of Lessee’s interest in the Lease and the Demised Premises in connection with a foreclosure, whether by judicial proceedings or by virtue of any power of sale contained in the Leasehold Deed of Trust, (iii) any conveyance of Lessee’s interest in the Lease and the Demised Premises from Lessee to the Leasehold Mortgagee or its nominee or designee by virtue of or in lieu of foreclosure or other appropriate proceedings, and (iv) if Leasehold Mortgagee or its nominee or designee become the holder of Lessee’s interest in the Lease and the Demised Premises, the conveyance of such interest by Leasehold Mortgagee or its nominee or designee with the consent of Lessor pursuant to Article V of the Original Lease to: (x) another creditworthy operator, or (y) any other party in accordance with the terms of the assignment provisions of the then lease (which shall be the same as those contained in the present Lease, except for the transfers permitted without consent pursuant to clauses (x) and (y) above, and except that all obligations and liabilities of the Leasehold Mortgagee or its nominee or designee under such lease shall cease and terminate upon such assignment).

5.                          CONSENT TO ASSIGNMENT OF LEASE. Notwithstanding anything to the contrary contained in the Lease, Lessor hereby consents to the assignment of the Lease, all subleases thereunder, if any, and Lessee’s leasehold interest in the Demised Premises to FFP, which assignment to FFP shall be effective as of the date of set forth on that certain Assignment and Assumption of Lease executed by Lessee and FFP, an executed copy of which shall be promptly delivered to Lessor by Lessee.

6.                          MODIFICATION; ENTIRE AGREEMENT. This Third Amendment may not be modified or terminated orally, and constitutes the entire agreement between the parties with respect to the subject matter hereof.

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7.                          SUCCESSORS AND ASSIGNS. This Third Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns (including, without limitation, FFP).

8.                          CONSTRUCTION; REAFFIRMATION. Except as expressly amended hereby, all of the terms and conditions of the Original Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Original Lease and the terms of this Third Amendment, the terms of this Third Amendment shall govern and prevail. The Original Lease, as amended by this Third Amendment, is hereby reaffirmed.

9.                          COUNTERPARTS. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument, binding on the parties hereto. The signature of either party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. Facsimile signatures shall be fully binding and effective for all purposes as if they were original signatures.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Third Amendment as of the day and year first written above.

LESSEE:			LESSOR:

CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF IRVINE, L.P., a California limited partnership			IRVINE RECREATION PARK, a California limited partnership

By:	Camelot Park of Irvine, L.P.,		By:	/s/ G. Barton Heuler
	a California limited partnership,			G. BARTON HEULER		,
	General Partner			General Partner

By:	Camelot Park of Irvine, Inc., a
	California corporation,			By:	/s/ John T. Okada
	General Partner			Name:	JOHN T. OKADA
				Title:	GENERAL PARTNER

	By:	/s/ Gerald B. Johnson
	Name:	Gerald B. Johnson
	Title:		By:
,
General Partner

By:
Name:
Title:

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EXHIBIT A

DESCRIPTION OF DEMISED PREMISES

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EXHIBIT “A”

That certain property located in the State of California, County of Orange, described as follows:

PARCELS 1 AND 4, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A PARCEL MAP FILED IN BOOK 113 PAGES 8 AND 9 AND 10 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ANY AND ALL OIL, OIL RIGHTS, MINERAL, MINERAL RIGHTS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS, BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM AND ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING, THAT MAY BE WITHIN OR UNDER THE LAND TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND STORING IN AND REMOVING THE SAME FROM THE LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE CONVEYED HEREBY, OIL ORGAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED, WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE STORE, EXPLORE, AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND.

Irvine